Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares beneficially owned by each of them of Nord Anglia Education, Inc. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

[Signature page to follow]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 14th day of February 2017.

Premier Education Holdings Limited

By:	/s/ Caroline Baker
Name:	Caroline Baker
Title:	Director

Baring Private Equity Asia IV (7) Holding Limited

By:	/s/ Caroline Baker
Name:	Caroline Baker
Title:	Director

The Baring Asia Private Equity Fund IV, L.P.

By:	Baring Private Equity Asia GP IV, L.P., its General Partner

By:	Baring Private Equity Asia GP IV Limited, its General Partner

By:	/s/ Ramesh Awatarsing
Name:	Ramesh Awatarsing
Title:	Director

Baring Private Equity Asia GP IV, L.P.

By:	Baring Private Equity Asia GP IV Limited, its General Partner

By:	/s/ Ramesh Awatarsing
Name:	Ramesh Awatarsing
Title:	Director

Baring Private Equity Asia GP IV Limited

By:	/s/ Ramesh Awatarsing
Name:	Ramesh Awatarsing
Title:	Director

Jean Eric Salata

By:	/s/ Jean Eric Salata
Name:	Jean Eric Salata